                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                               September 26, 2000


                            PIONEER BANKSHARES, INC.
             (Exact Name of Registrant as Specified in Its Chapter)




          Virginia                        000-30541               54-1278721
(State of other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                            _________________________

                              263 East Main Street
                                   P.O. Box 10
                             Stanley, Virginia 22851
                    (Address of principal executive offices)
                         (Registrant's telephone number,
                      including area code): (540-778-2294)


                            _________________________

          (Former name or former address, if changed since last report)

Item 5.  Other Events

(a) As explained in the attached press release, Pioneer Bankshares, Inc.'s wholly owned subsidiary, Pioneer Financial Services, LLC announced on September 26, 2000 that it had entered into an agreement to purchase all the outstanding stock of Valley Finance Service, Inc. The purchase price will be paid in cash and is anticipated to be between $1 million to $1.5 million with the final purchase price to be determined after an audit of Valley Finance Service, Inc. Pioneer Financial Services, LLC will assume operations of Valley Finance Service, Inc. on October 23, 2000.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PIONEER BANKSHARES, INC.,
                              REGISTRANT



Date:  October 3, 2000        By: /s/  Thomas R. Rosazza
                                   ------------------------
                                   Thomas R. Rosazza
                                   President and Chief Executive Officer